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                                                                    Exhibit 10.2

Schedule Identifying Substantially Identical Agreements to Exhibit No. 10.1

Various subsidiaries of the Company each entered into loan agreements which are substantially identical to the loan agreement filed under Exhibit 10.1. The following table lists the borrower(s), loan amounts, interest rates and maturity dates which differ from that in Exhibit 10.1 for each of the loan agreements listed below.

Borrower(s)                                 Loan Amount            Interest Rate     Maturity Date
-----------                                 -----------            -------------     -------------
Sun/York L.L.C., Sun Groves LLC,            $34,910,525.00         4.9308%           7/1/2011
Sun Pheasant Ridge Limited Partnership
and Sun Richmond LLC

Sun Pool 5 LLC, Sun Gold                    $41,200,000.00          5.051%           7/1/2014
Coaster LLC, Sun Texas
Pool Limited Partnership and
Aspen-Alpine Project LLC